                                                                    Exhibit 3.65

                                                                 SUE ANNE GILROY
                RESTATEMENT OF ARTICLES OF INCORPORATION       SECRETARY OFSTATE
                                                           CORPORATIONS DIVISION
                State Form 42152 IRS / 4-95) 302 W. Washington St, Rm. E018 Approved by State Board of Accounts 1995 Indianapolis, IN 46204
                                                       Telephone: (317) 232-6576

  INSTRUCTIONS:       Use 8 112" x 11" white paper for inserts.

                      Present original and two (2) copies to address in upper right Indiana Code 23-1-38-7 corner of this form.

                      Please TYPE or PRINT                 FILING FEE IS: $30.00

                      Upon completion of filing the Secretary of State will issue a receipt.

                                 RESTATEMENT OF
                            ARTICLES OF INCORPORATION

                                       OF
                              Modern Vending, Inc.

                              (Name of Corporation)
    The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporate action effectuating the restatement of its Articles of Incorporation, sets forth the following:

                              ARTICLE I-RESTATEMENT

 SECTIONI:     The date of incorporation of the Corporation:
              November 1, 1972

 SECTIONII:     The name of the Corporation following this restatement:
                Modern Vending, Inc.

 SECTION III: The exact test of the Restatement of Articles of Incorporation is attached as "Exhibit A".

     ARTICLE 11 - MANNER OF ADOPTION AND VOTE (Strike inapplicable section)

 SECTION 1:<#> The restatement does not contain an amendment requiring </#>
<#> shareholder approval and the board of directors adopted the restatement.</#>

 SECTION III: The restatement contains an amendment requiring shareholder approval and the vote is set forth below:

   /X/          VOTE OF SHAREHOLDERS

                The designation (i.e. common, preferred and any classification where different classes of stock exists), number of outstanding shares, number of votes entitled to vote separately on the amendment and the number of votes of each voting group represented at the meeting is set forth as follows:

                                                    TOTAL       A        B     C

   DESIGNATION OF EACH VOTING GROUP                           Common

                                                               Stock

   NUMBER OF OUTSTANDING SHARES                      1,000     1,000
   NUMBER OF VOTES ENTITLED TO BE CAST               1,000     1,000
   NUMBER OF VOTES REPRESENTED AT THE MEETING        1,000     1,000
   SHARES VOTED IN FAVOR                             1,000     1,000
   SHARES VOTED AGAINST                                0

   / / The number cast for the amendment by each voting group was sufficient for approval by that voting group.

                In Witness Whereof, the undersigned being the Vice President

                                     (Title)

                of said Corporation executes this Restatement of Articles of Incorporation and verifies, subject to penalties of perjury, that the statements contained herein are true, this 25th day of September, 1998.

          Signature                                Printed Name

          /s/  Kathleen M. Delaney                 Kathleen M. Delaney
          ------------------------

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                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                              MODERN VENDING, INC.

     Modern Vending, Inc. (herein after referred to as the "Corporation") pursuant to the provisions of the Indiana Business Corporation Law ("IBCL"), as amended, executes the following Amended and Restated Articles of Incorporation:

FIRST:  The name of the corporation is:  Modern Vending, Inc.

SECOND: The address of the registered office of the Corporation in the State of Indiana is One North Capitol Avenue, 10th Floor, Indianapolis (County of Marion), Indiana 46204. The name of its registered agent at such address is C T Corporation System.

THIRD:  The purposes of the Corporation are:

                   A. To purchase, acquire, hold, own, improve, develop, sell, convey, assign, release, mortgage, encumber, use, lease, hire, manage, deal in and otherwise dispose of real property and personal property of every nature, or any interest therein, improved or otherwise; to do every other act or acts and thing or things incidental to or connected with the aforesaid; and

                   B. To engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the IBCL.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock with no par value.

FIFTH: The number of directors of the Corporation shall be three (3). None of the directors need be a stockholder or a resident of the State of Indiana.

SIXTH: No director shall be liable for any action taken as a director, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of the director's office in compliance with Section 23-1-35-1 of the IBCL; and (ii) the breach or failure to perform constitutes willful misconduct ore recklessness.

If the IBCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the IBCL, as so amended.

Any repeal or modification of the foregoing provisions of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of the director of the Corporation existing at the time of such repeal or modification.


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SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions herein contained, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges and discretionary authority granted or conferred herein upon stockholders or directors are granted subject to this reservation.

IN WITNESS WHEREOF, said Modern Vending, Inc. has caused this Certificate to be signed by Kathleen M. Delaney, its Vice President, this Twenty-Fifth day of September, 1998.

                                           MODERN VENDING, INC.

                                           By:   /s/  Kathleen M. Delaney
                                              ----------------------------------
                                                 Vice President